Exhibit 99.1

ATI and USW Continue to Operate Under Existing Labor Agreements

PITTSBURGH--(BUSINESS WIRE)--July 1, 2015--Allegheny Technologies Incorporated (NYSE:ATI) announced today that ATI and the United Steelworkers (USW) are continuing to operate under the terms and conditions of the collective bargaining agreements that expired at 11:59 PM on June 30, 2015.

ATI remains hopeful that progress can be made toward new agreements, but significant issues need to be resolved. ATI continues to work in good faith with the USW toward new and fair agreements.

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which we are unable to predict or control, that may cause our actual results, performance or achievements to materially differ from those expressed or implied in the forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those projected in the forward-looking statements is contained in our filings with the Securities and Exchange Commission. We assume no duty to update our forward-looking statements.

Creating Value Thru Relentless Innovation™

Allegheny Technologies Incorporated is one of the largest and most diversified specialty materials and components producers in the world with revenues of approximately $4.4 billion for the twelve months ended March 31, 2015. ATI has approximately 9,600 full-time employees world-wide who use innovative technologies to offer global markets a wide range of specialty materials solutions. Our major markets are aerospace and defense, oil and gas/chemical process industry, electrical energy, medical, automotive, food equipment and appliance, and construction and mining. The ATI website is www.ATImetals.com.

CONTACT:
Allegheny Technologies Incorporated
Dan L. Greenfield, 412-394-3004